SAMPLE SUBSCRIPTION AGREEMENT

TRIC GLOBAL, INC.

THIS SUBSCRIPTION AGREEMENT (this “Agreement”) is entered into by and between TRIC Global, Inc., a Nevada corporation (the “Company”), and the undersigned subscriber (the “Subscriber”).

This Subscription Agreement relates to the offering by the Company of up to 20,000,000 shares of its common stock, par value $0.0001 per share (the “Shares”), at a fixed offering price of $0.01 per Share pursuant to the Company’s Registration Statement on Form S-1, as amended (the “Registration Statement”), filed with the United States Securities and Exchange Commission (the “SEC”).

The Shares are being offered by the Company on a self-underwritten, best efforts basis pursuant to the prospectus dated __________, 2026 (the “Prospectus”) included in the Company’s Registration Statement on Form S-1, as amended, declared effective by the Securities and Exchange Commission on __________, 2026.

INVESTING IN THE COMPANY’S SECURITIES INVOLVES A HIGH DEGREE OF RISK. THE SUBSCRIBER SHOULD CAREFULLY REVIEW THE RISK FACTORS CONTAINED IN THE PROSPECTUS BEFORE SUBSCRIBING FOR SHARES.

The Subscriber hereby agrees as follows:

1. Subscription

1.1 Subscription for Shares

Subject to the terms and conditions set forth herein, the Subscriber hereby irrevocably subscribes for and agrees to purchase the number of Shares set forth on the signature page attached hereto at a purchase price of $0.01 per Share.

1.2 Acceptance or Rejection

The Subscriber acknowledges that the Company reserves the right, in its sole discretion, to accept or reject this subscription, in whole or in part, for any reason or for no reason. This subscription shall not become binding upon the Company unless and until accepted by the Company.

If this subscription is rejected in whole, any subscription funds received by the Company from the Subscriber will be returned without interest or deduction.

1.3 No Minimum Offering Amount

The Subscriber acknowledges that the offering is being conducted on a self-underwritten, best efforts basis with no minimum offering amount required in order for the offering to proceed.

1.4 Immediate Use of Funds

The Subscriber acknowledges that subscription funds will be made immediately available to the Company upon acceptance of this subscription and may be used by the Company immediately for corporate purposes consistent with the Prospectus.

1.5 Offering Termination

The offering will terminate upon the earlier of:

(i) the sale of all 20,000,000 Shares offered pursuant to the Registration Statement;
(ii) 365 days following the effective date of the Registration Statement, unless extended by the Company; or
(iii) earlier termination by the Company in its sole discretion.

2. Subscription Procedure

To subscribe for Shares, the Subscriber shall deliver to the Company:

(a) a completed and executed copy of this Subscription Agreement; and

(b) payment for the full purchase price of the subscribed Shares by wire transfer, ACH transfer, check, or other form of payment accepted by the Company.

The closing of the subscription shall occur upon:

(i) acceptance of the subscription by the Company; and
(ii) receipt of cleared funds for the subscription amount.

The Shares purchased by the Subscriber will be issued in book-entry form.

3. Representations and Warranties of Subscriber

The Subscriber represents and warrants to the Company as follows:

3.1 Review of Prospectus

The Subscriber acknowledges that the Subscriber has received access to and reviewed the Prospectus contained within the Registration Statement filed by the Company with the SEC and understands the terms of the offering and the risks associated with an investment in the Shares.

3.2 Investment Risk

The Subscriber understands that an investment in the Shares involves substantial risk, including the possible loss of the Subscriber’s entire investment.

3.3 Speculative Investment

The Subscriber understands that the Company is an early-stage company with limited operating history and that there is currently no established public trading market for the Company’s common stock.

3.4 Independent Decision

The Subscriber has relied solely upon the information contained in the Prospectus and independent investigations made by the Subscriber or the Subscriber’s advisors in making an investment decision.

3.5 Authority

If the Subscriber is an entity, the Subscriber has all necessary authority to execute this Agreement and purchase the Shares.

3.6 Accuracy of Information

All information provided by the Subscriber to the Company in connection with this subscription is true and correct.

4. Representations of the Company

The Company represents and warrants to the Subscriber that:

4.1 Organization and Good Standing

The Company is a corporation duly organized, validly existing, and in good standing under the laws of the State of Nevada.

4.2 Authorization

The execution and performance of this Agreement and the issuance of the Shares have been duly authorized by the Company.

4.3 Valid Issuance

When issued against payment therefor, the Shares will be duly authorized, validly issued, fully paid, and non-assessable.

5. Governing Law

This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada without regard to conflict of law principles.

The parties consent to the exclusive jurisdiction of the state and federal courts located in Nevada for any dispute arising under this Agreement.

6. Miscellaneous

6.1 Entire Agreement

This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof.

6.2 Amendments

This Agreement may not be amended except in writing signed by both parties.

6.3 Electronic Signatures

Electronic signatures and scanned signatures shall be deemed valid and binding to the same extent as original signatures.

6.4 Counterparts

This Agreement may be executed in counterparts, each of which shall be deemed an original.

SUBSCRIBER SIGNATURE PAGE

The undersigned acknowledges that he, she, or it has carefully reviewed and understands this Subscription Agreement and the Prospectus of TRIC Global, Inc. and hereby subscribes for the Shares indicated below.

Number of Shares Subscribed For: _______________________

Purchase Price Per Share: $0.01

Total Subscription Amount: $__________________

SUBSCRIBER:

Name: ______________________________________

Signature: ___________________________________

Date: _______________________________________

If Entity, Name of Signatory and Title:

___________________________________________

Address: ____________________________________

Telephone:___________________________________

Email: _______________________________________

Accepted by: _________________________________

TRIC GLOBAL, INC.

By: ______________________________________

Name: ____________________________________

Title: _____________________________________

Date: _____________________________________